AMENDMENT TO BUSINESS FINANCING AGREEMENT AND
AGREEMENT FOR WHOLESALE FINANCING

This Amendment is made to (i) that certain Business Financing Agreement executed on the 31st day August, 2000, between ePlus Technology, inc. ("Dealer") and GE Commercial Distribution Finance Corporation ("CDF"), as amended ("BFA") and (ii) that certain Agreement for Wholesale Financing between Dealer and CDF dated August 31, 2000, as amended ("AWF").

FOR VALUE RECEIVED, CDF and Dealer agree as follows (capitalized terms shall have the same meaning as defined in the BFA unless otherwise indicated):

1. Section 2.1 of the BFA is hereby amended in its entirety to read as follows:

"2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of Thirty Million Dollars ($30,000,000.00); provided, however, that (i) at no time during the Overline Period (as defined below) will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF (excluding open approvals for which CDF has not yet received the invoice) exceed, in the aggregate, Eighty-Five Million Dollars ($85,000,000.00), and (ii) at no time other than during the Overline Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF (including open approvals for which CDF has not yet received the invoice) exceed, in the aggregate, Eighty-Five Million Dollars ($85,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced."

In addition, subject to the terms of the AWF, CDF agrees to provide to Dealer an inventory floorplan credit facility of (x) from June 26, 2006 through September 21, 2006 (“Overline Period”), Eighty-Five Million Dollars ($85,000,000.00) (plus an additional Fifteen Million Dollars ($15,000,000.00) for open approvals for which CDF has not yet received the invoice), and (y) at all times other than during the Overline Period, Eighty-Five Million Dollars ($85,000,000.00) (including open approvals for which CDF has not yet received the invoice); provided, however, that (i) at no time during the Overline Period will the principal amount outstanding under Dealer’s inventory floorplan credit facility with CDF (excluding open approvals for which CDF has not yet received the invoice) and the principal amount outstanding under the Accounts Receivable Facility exceed, in the aggregate, Eighty-Five Million Dollars ($85,000,000.00) and (ii) at no time other than during the Overline Period will the principal amount outstanding under the Dealer's inventory floorplan credit facility with CDF (including open approvals for which CDF has not yet received the invoice) and the principal amount outstanding under the Accounts Receivable Facility exceed, in the aggregate, Eighty-Five Million Dollars ($85,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced.

Dealer waives notice of CDF's acceptance of this Amendment.

All other terms and provisions of the AWF and BFA, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of Dealer and CDF have executed this Amendment on this 29th day of June, 2006.

                                                                                           ePlus Technology, inc.
Attest:
                   /s/ Steven J. Mencarini
/s/ Erica S. Stoecker                                Steven J. Mencarini
Erica S. Stoecker, Secretary                                           Chief Financial Officer

                                                                                           GE COMMERCIAL DISTRIBUTION
                                                                                           FINANCE CORPORATION

                                                                                            /s/ David Mintert
                                                                                            David Mintert
                                                                                            Vice President of Operations